EXHIBIT 10.2  DEFERRED COMPENSATION PLAN OF 2005 FOR DIRECTORS OF CIGNA CORPORATION

(Amended and Restated Effective April 28, 2010)

Due to requirements imposed by Internal Revenue Code Section 409A, CIGNA froze the Deferred Compensation Plan for Directors of CIGNA Corporation (Amended and Restated as of January 1, 1997) as of December 31, 2004 and adopted this new plan — the Deferred Compensation Plan of 2005 for Directors of CIGNA Corporation, effective as of January 1, 2005. The frozen Deferred Compensation Plan for Directors continues to apply to amounts that were deferred on or before December 31, 2004 and earnings thereon. This plan applies to amounts that are deferred after December 31, 2004 and earnings thereon. Due to the adoption of the CIGNA Corporation Directors Equity Plan, this plan is being amended and restated effective April 28, 2010 in order to address deferrals of CIGNA Common Stock.

Article I. Definitions

The following are defined terms wherever they appear in the Plan.

1.1

“Administrator” shall mean the person, or committee, appointed by the Chief Executive Officer of CIGNA Corporation, and charged with responsibility for administration of the Plan.

1.2

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

1.3

“Annual Credit Amount” shall mean an amount set from time to time by resolution of the Board of Directors.

1.4

“Beneficial Owner” and “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

1.5

“Board of Directors” or “Board” shall mean the Board of Directors of CIGNA Corporation.

1.6

“Change of Control” shall mean any of these events:

(a)

A corporation, person or group acting in concert, as described in Exchange Act Section 14(d)(2), holds or acquires beneficial ownership within the meaning of Rule 13d3 promulgated under the Exchange Act of a number of preferred or common shares of CIGNA Corporation having 25% or more of the combined voting power of CIGNA Corporation’s then outstanding securities; or,

(b)

There is consummated a merger or consolidation of CIGNA Corporation or any direct or indirect subsidiary of CIGNA Corporation with any other corporation, other than:

(1)

A merger or consolidation immediately following which the individuals who constituted the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity surviving such merger or consolidation or the ultimate parent thereof, or

(2)

A merger or consolidation effected to implement a recapitalization of CIGNA Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CIGNA Corporation (not including in the securities Beneficially Owned by such Person any securities acquired directly from CIGNA Corporation or its Affiliates) representing 25% or more of the combined voting power of CIGNA Corporation’s then outstanding securities; or,

(c)

A change occurs in the composition of the Board of Directors at any time during any consecutive 24month period such that the Continuity Directors cease for any reason to constitute a majority of the Board of Directors. For purposes of the preceding sentence “Continuity Directors” shall mean those members of the Board of Directors who either: (1) were directors at the beginning of such consecutive 24month period; or (2) were elected by, or on nomination or recommendation of, at least a majority of the Board of Directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of CIGNA Corporation); or

(d)

The shareholders of CIGNA Corporation approve a plan of complete liquidation or dissolution of CIGNA Corporation or there is consummated an agreement for the sale or disposition by CIGNA Corporation of all or substantially all of CIGNA Corporation’s assets, other than a sale or disposition by CIGNA Corporation of all or substantially all of CIGNA Corporation’s assets immediately following which the individuals who constituted the Board of Directors immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of CIGNA Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of CIGNA Corporation immediately following such transaction or series of transactions.

1.7

“CIGNA Common Stock” or “Common Stock” or “Stock” shall mean the common stock of CIGNA Corporation, par value of $0.25 per share.

1.8

“Code” shall mean the Internal Revenue Code of 1986, as amended.

1.9

“Committee” shall mean the Corporate Governance Committee of the Board of Directors of CIGNA Corporation, or the successor to such committee.

1.10

“Deferral Election” shall mean the form described in Section 2.3 by which a Participant specifies amounts and items of compensation to be deferred into the Participant’s Deferred Compensation Account.

1.11

“Deferred Cash” shall mean compensation deferred under the plan that would otherwise have been paid to a Participant as cash.

1.12

“Deferred Common Stock” shall mean compensation deferred under the Plan that would otherwise have been paid to a Participant in shares of CIGNA Common Stock.

1.13

“Deferred Compensation Account” shall mean the separate account established under the Plan for each Participant, as described in Section 3.1.

1.14

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15

“Mandatory Stock Accounts” shall mean (a) the portion of a Participant’s Deferred Compensation Account that, for amounts deferred in 2005, was required to be treated as invested in hypothetical Common Stock, and (b) a Participant’s Restricted Deferred Compensation Account.

1.16

“Participant” shall mean each individual who as a non-employee director of CIGNA Corporation participates in the Plan in accordance with the terms and conditions of the Plan.

1.17

“Payment Election” shall mean the form described in Section 4.2 by which a Participant specifies the method of payment of compensation deferred under the Plan.

1.18

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (a) CIGNA Corporation or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of CIGNA Corporation or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, or (d) a corporation owned, directly or indirectly, by the stockholders of CIGNA Corporation in substantially the same proportions as their ownership of stock of CIGNA Corporation.

1.19

“Plan” shall mean the Deferred Compensation Plan of 2005 for Directors of CIGNA Corporation, as it may be amended or restated from time to time by the Board of Directors.

1.20

“Restricted Deferred Compensation Account” shall mean the separate account established under the Plan for a Participant pursuant to Section 5.1.

1.21

“Separation from Service” shall mean a Participant’s separation from service, within the meaning of Treasury Regulation Section 1.409A-1(h). Generally, a Participant shall have a Separation from Service when that Participant ceases to serve as a member of the Board or to otherwise provide services to CIGNA Corporation or its affiliates.

1.22

“Stock Plan” means the CIGNA Corporation Directors Equity Plan or such successor plan or program that provides for payment of compensation to non-employee Directors of CIGNA Corporation in the form of shared of CIGNA Common Stock.

1.23

“Valuation Date” shall mean the last day of each month.

Article II. Participation

2.1 Eligibility to Participate in the Plan

The individuals who are eligible to participate in the Plan are those persons who serve as non-employee directors of CIGNA Corporation.

2.2 Participation in the Plan

An eligible director becomes a Participant by making a Deferral Election described in Section 2.3.

2.3 Deferral Election

(a)

A Deferral Election specifies the amounts and items of compensation a Participant elects to defer under the Plan for a particular calendar year. The Administrator shall determine which items or categories of compensation may be deferred under the Plan. The Deferral Election must be timely (as described in Section 2.3(b)) and in a form permitted or required by the Administrator. The Administrator may permit or require electronic forms. The Administrator shall determine whether a Deferral Election form is sufficiently complete and timely and may reject any form that is incomplete and/or untimely.

(b)

To be timely, a Deferral Election must be received by the Administrator no later than:

(1)

December 31 of the year before the year in which the Participant performs services in exchange for the compensation to be deferred; or

(2)

For a newly-elected director, the day before the date upon which active service as a director of CIGNA Corporation begins.

However, the Administrator may establish different deadlines to the extent permitted by Code Section 409A and the regulations thereunder.

(c)

A Participant who makes a Deferral Election must also make a Payment Election (described in Section 4.3) applicable to such Deferral Election. The Payment Election must be received by the Administrator by the applicable Deferral Election deadline stated in Section 2.3(b). The Administrator shall determine when a Deferral Election and Payment Election become irrevocable, but in no event shall a Deferral Election or a Payment Election become irrevocable later than the applicable deadline set forth in Section 2.3(b).

(d)

The Administrator may require Participants to make a new Deferral Election for each new calendar year.

(e)

Deferral Elections under this Plan shall apply only to compensation payable on or after January 1, 2005 and only to the extent such compensation is:

(1)

For services performed by the Participant for CIGNA Corporation on or after January 1, 2005; or

(2)

For services for which a Deferral Election may otherwise be made under transition rules promulgated pursuant to Code Section 409A.

2.4 Cancellation of Deferral Elections

The Administrator may cancel the Deferral Election of a Participant who incurs a disability. Any cancellation under this Section 2.4 must occur by the later of the end of the calendar year in which the Participant incurs the disability or the 15th day of the third month after the date the Participant incurs the disability. For purposes of this Section 2.4, “disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(j)(4)(xii).

Article III. Compensation deferred

3.1 Deferred Compensation Account

A Deferred Compensation Account shall be established for each director when the director becomes a Participant. Unless the Administrator establishes rules and procedures that provide otherwise, compensation deferred under the Plan (other than compensation deferred under Article V) shall be credited to the Deferred Compensation Account as of the date such compensation would have otherwise been paid to the Participant. Hypothetical income on deferred compensation shall be credited to the Deferred Compensation Account as provided in Section 3.3 below.

3.2 Balance of Deferred Compensation Account

The balance of each Participant’s Deferred Compensation Account shall include compensation deferred under this Plan, plus amounts credited to the Participant’s Deferred Compensation Account pursuant to Section 5.3, plus income, hypothetical dividends and gains credited with respect to hypothetical investments. Losses from hypothetical investments shall reduce the Participant’s Deferred Compensation Account balance. The balance of each Participant’s Deferred Compensation Account shall be determined as of each Valuation Date.

3.3 Hypothetical Investment of Deferred Cash

(a)

General. Compensation deferred under the Plan which would have been paid in cash shall be assumed to be invested, without charge, in one or more hypothetical investment vehicles as are specified from time to time by the Committee. With respect to such hypothetical investment:

(1)

Cash compensation deferred shall be deemed to earn income under the hypothetical investment vehicle. The Administrator shall credit such income to the Participant’s Deferred Compensation Account, pursuant to Section 3.5 below.

(2)

The Committee, in its sole discretion, may provide Plan Participants with options for one or more additional hypothetical investment vehicles for investment of cash compensation deferred under the Plan, with respect to which:

(A)

A Participant may modify an election of hypothetical investment and may make any transfers between and among hypothetical investments, through a written request to the Administrator; provided that;

(B)

Only one such modification or transfer shall be allowed during any calendar quarter;

(C)

Any such modification or transfer shall be effective in the second calendar month following receipt of the request by the Administrator; and

(D)

Such modifications and transfers will be in accordance with rules and procedures adopted by the Administrator.

(b)

Mandatory Stock Accounts.

(1)

Compensation deferred under the Plan into a Participant’s Mandatory Stock Accounts shall be deemed to be invested, hypothetically and without charge, in whole shares of hypothetical Common Stock which shall be subject to adjustment in order to reflect Common Stock dividends, splits, and reclassification. Except in the event of a Change of Control, amounts in the Participant’s Mandatory Stock Accounts must remain invested in hypothetical Common Stock and no other investment vehicle available hereunder may be substituted therefor until the January following the Participant’s Separation from Service. Thereafter, intra-Plan transfers may be made only in accordance with Section 3.3(a) above; provided that all such intra-Plan transfers occurring within six months after the Participant’s Separation from Service shall be subject to approval by the Administrator to ensure compliance with Section 16 of the Exchange Act.

(2)

Amounts equal to cash dividends which would have been paid on shares of Common Stock shall be deemed paid on whole shares of hypothetical Common Stock in the Participant’s Mandatory Stock Accounts. Such amounts shall be credited to the Participant’s Deferred Compensation Account and shall be hypothetically invested in accordance with Section 3.3(a) unless the Participant elects to have such amounts invested in one or more of the other hypothetical investment vehicles specified from time to time by the Committee.

(c)

In the event of a Change of Control, the Committee shall provide Participants with the option for investment in at least one hypothetical investment vehicle, the annual income earned on which must be not less than 50 basis points over the Ten-Year Constant Treasury Maturity Yield as reported by the Federal Reserve Board, based upon the November averages for the preceding year.

3.4 Deferred Common Stock

Deferred Common Stock shall be credited to a Participant’s Deferred Compensation Account as a number of shares of hypothetical Common Stock. The number shall initially be the same number of shares that would have been issued to the Participant but for the deferral. After the initial credit, the number shall be adjusted as appropriate to reflect stock dividends, splits and reclassifications in accordance with the terms of the Stock Plan. Deferred Common Stock may not be deemed invested in any other hypothetical investment vehicle. An amount equal to the dividends which would otherwise be paid on shares of Deferred Common Stock shall be credited to the Participant’s Deferred Compensation Account as Deferred Cash as of the applicable dividend payment date, and deemed invested in accordance with Section 3.3(a), unless the Participant elects to have such amounts invested in one or more of the other hypothetical investment vehicles specified from time to time by the Committee.

3.5 Time of Hypothetical Investment

Hypothetical investment results on a Participant’s Deferred Compensation Account shall be credited in accordance with rules and procedures adopted by the Administrator.

3.6 Statement of Account

The Administrator shall provide each Participant a statement of the Participant’s Deferred Compensation Account at least annually.

Article IV. Payment of Deferred Compensation

4.1 Payment of Deferred Compensation

(a)

The Administrator shall pay amounts from the Participant’s Deferred Compensation Account, according to the Participant’s applicable Payment Election or under other applicable provisions of this Article IV.

(b)

Deferred Common Stock shall be paid only in shares of CIGNA Corporation Common Stock issued under the Stock Plan. Deferred cash deferred into the Deferred Compensation Account and earnings thereon shall be paid to the Participant in cash pursuant to Section 4.1(a).

4.2 Payment Methods and Timing

(a)

(1) Subject to the conditions in Section 4.2(b) through (e), the Administrator shall have the authority to determine the payment methods and timing permitted under the Plan; any such payment methods and timing shall comply with the requirements of Code Section 409A.

(2) Payment events under the Plan may include a Participant’s Separation from Service, a Participant’s Unforeseeable Emergency (as described in Section 4.4), the Participant’s death (as described in Section 4.5), or other payment events specified by the Administrator, to the extent permitted by Code Section 409A. A payment upon a Participant’s Unforeseeable Emergency or death shall supersede any elected Separation from Service payment for the amount distributed by reason of Unforeseeable Emergency or death.

(3) Payment methods under the Plan may include lump sum and periodic payments.

(b)

If a method of payment provides for periodic payments, the payments shall be made annually each January, over the elected period not to exceed 15 (fifteen) years. The balance of a Participant’s Deferred Compensation Account and Restricted Deferred Compensation Account shall be paid, in all events, no later than January 31st of the fifteenth calendar year after the Participant’s Separation from Service.

(c)

If payments are to commence after Separation from Service, payment shall be made (or begin) in January of the year following the year of the Participant’s Separation from Service.

(d)

If there is not in effect as of Participant’s Separation from Service a valid Payment Election for an amount, that amount shall be paid in a single lump sum in January of the year following the year of the Participant’s Separation from Service.

(e)

Notwithstanding anything to the contrary in this Section 4.2, if, as of the date of a Participant’s Separation from Service, the Participant is a specified employee, within the meaning of Treasury Regulation Section 1.409A-1(i), payment shall be made (or begin) on the later of the January of the year following the year of the Participant’s Separation from Service or the seventh month after the month of the Participant’s Separation from Service date.

4.3 Payment Election

(a)

Subject to Section 4.2, a Payment Election must specify the payment method that shall apply to Participant’s deferred compensation and the time of payment or the time payments are to begin.

(b)

A Payment Election must be in a form permitted or required by the Administrator. The Administrator may permit or require electronic forms. The Administrator shall determine whether a Payment Election form is sufficiently complete and timely and may reject any form that is incomplete and/or untimely.

4.4 Unforeseeable Emergency Payment

(a)

Notwithstanding any other provision of the Plan, if the Committee, after consideration of a Participant’s application, determines that the Participant has an unforeseeable emergency, as defined under Treasury Regulation Section 1.409A-3(i)(3), beyond the Participant’s control, and of such a substantial nature that immediate payment of Deferred Cash or issuance of Deferred Common Stock is warranted, the Committee in its sole and absolute discretion may direct that all or a portion of the balance of the Participant’s Deferred Compensation Account be paid to the Participant. The amount of any such distribution shall be limited to the amount deemed necessary by the Committee to satisfy the emergency need. The payment shall be made in a single lump sum within 90 days following the Committee’s approval of the Participant’s application for an unforeseeable emergency payment.

(b)

The Administrator shall cancel the Deferral Election of a Participant who receives a payment for an unforeseeable emergency, as defined under Treasury Regulation Section 1.409A-3(i)(3), under this Plan or a predecessor to this Plan. The cancellation shall be effective as of the date of the unforeseeable emergency payment. To resume deferrals of compensation under this Plan, the Participant must execute a new Deferral Election in accordance with the requirements of Section 2.3.

4.5 Payments of a Deceased Participant’s Account

(a)

If a Participant dies before the Administrator has paid the Participant’s entire Deferred Compensation Account and Restricted Deferred Compensation Account, the Administrator shall pay the remaining Deferred Compensation Account balance and Restricted Deferred Compensation Account balance in a single lump sum payment to the person(s) or trust(s) designated in writing by the Participant as the Participant’s beneficiary(ies) under the Plan. The Administrator is authorized to establish rules and procedures for designations of beneficiaries and shall have the sole discretion to make determinations regarding the existence and identity of beneficiaries and the validity of beneficiary designations.

(b)

Notwithstanding Section 4.5(a), the Administrator shall pay the Deferred Compensation Account balance and Restricted Deferred Compensation Account balance in a single lump sum payment to the Participant’s estate if:

(1)

The Participant dies without having a valid beneficiary designation in effect;

(2)

The Participant’s designated beneficiary has predeceased the Participant; or

(3)

The Participant’s designated beneficiary cannot be found after what the Administrator determines, in the Administrator’s sole discretion, has been a reasonably diligent search.

(c)

The Administrator shall make any payments described in Section 4.5(a) and (b) during the 90 day period immediately following the date of the Participant’s death.

Article V. Restricted Deferred Compensation Accounts

5.1 Establishment of Restricted Deferred Compensation Accounts

(a)

A Restricted Deferred Compensation Account was established for each person serving as a director of CIGNA Corporation on December 31, 1996 except directors who (1) if they had retired on or before December 31, 1996, would have satisfied the eligibility requirements (“Eligibility Requirements”) under Section 1 of the Retirement and Consulting Plan for Directors of CIGNA Corporation (the “Retirement Plan”) and (2) did not waive their rights under the Retirement Plan on or before December 31, 1996. As of January 1, 1997, the present value of the accrued benefits under the Retirement Plan of each Participant for whom a Restricted Deferred Compensation Account had been established was credited to that Participant’s Restricted Deferred Compensation Account. The credited amounts are deemed to be invested and remain invested thereafter, hypothetically and without charge, in whole shares of hypothetical Common Stock. The number of whole hypothetical Common Shares credited to the Restricted Deferred Compensation Accounts was determined by using the average closing price for CIGNA Common Stock as reported on the Composite tape (or successor means of publishing stock prices) for the ten (10) business days prior to January 1, 1997.

(b)

A Restricted Deferred Compensation Account was established for each person first elected to the Board of Directors of CIGNA Corporation after December 31, 1996 and before April 28, 2005.

5.2 Annual Credit Amount

Beginning in 1997 and in each year thereafter through 2005, on the last business day of the month during which CIGNA’s Corporation’s Annual Meeting of Shareholders is held, the Annual Credit Amount will be credited to the Restricted Deferred Compensation Account of each Participant who is then a director of CIGNA Corporation for whom such an account has been established pursuant to Section 5.1. That amount shall be assumed to be invested and remain invested thereafter, hypothetically and without charge, in whole shares of hypothetical Common Stock. The number of whole shares shall be determined by dividing the Annual Credit Amount by the average closing price for CIGNA Common Stock (as reported on the Composite tape or successor means of publishing stock prices) for the last ten (10) business days of the month during which CIGNA Corporation’s Annual Meeting of Shareholders is held.

This Plan shall only apply to the Annual Credit Amount credited to Restricted Deferred Compensation Accounts in 2005.

5.3 Dividends and Adjustments

Hypothetical dividends on hypothetical shares described in Section 5.2 shall be credited to the Participant’s Deferred Compensation Account and be invested and adjusted as provided in Section 3.3(b)(2).

5.4 Time of Payment

Payments of the balance in the Restricted Deferred Compensation Account shall: be made in cash; be made (or begin) in the January of the year following the year in which the Participant’s Separation from Service occurs; and be made in accordance with the Participant’s applicable Payment Election or, if applicable, Section 4.2(d) of this Plan. Notwithstanding the foregoing, if, as of the date of a Participant’s Separation from Service, the Participant is a specified employee, within the meaning of Treasury Regulation Section 1.409A-1(i), payment shall be made (or begin) on the later of the January of the year following the year of the Participant’s Separation from Service or the seventh month after the month of the Participant’s Separation from Service date. If a Participant dies before the entire balance in the Participant’s Restricted Deferred Compensation Account has been paid to the Participant, the Administrator shall pay such balance pursuant to Section 4.5 of this Plan.

5.5 Statement of Restricted Deferred Compensation Account

The Administrator shall provide each Participant a statement of the Participant’s Restricted Deferred Compensation Account at least annually. The balance in the Participant’s Restricted Deferred Compensation Account shall be calculated in accordance with Section 3.2 of the Plan.

Article VI. General provisions

6.1 Committee Membership

A Participant who is also a member of the Committee shall take no part in any decision pertaining to any action under the plan related to such Participant.

6.2 Participant’s Rights Unsecured

The right of any Participant (or beneficiary) to receive payments under the provisions of the Plan represents an unsecured claim against the general assets of CIGNA Corporation, or against the general assets of any successor company which assumes the liabilities of CIGNA Corporation.

6.3 Assignability

Except as otherwise permitted by applicable law, no right to receive payments hereunder shall be transferable or assignable by a Participant. Any attempted assignment or alienation of payments hereunder shall be void and of no force or effect.

6.4 Administration

Except as otherwise provided herein, the Plan shall be administered by the Administrator who shall have the authority to adopt rules and regulations for carrying out the Plan, and who shall interpret, construe and implement the provisions of the Plan. The Administrator may, by contract, designation or other arrangement, provide for others to perform ministerial duties and record keeping.

6.5 Amendment

The Plan may be amended, restated, modified, or terminated by the Board of Directors. No amendment, restatement, modification, or termination shall reduce, impair or adversely affect the dollar value of a Participant’s Deferred Compensation Account balance or Restricted Deferred Compensation Account balance as of the Valuation Date immediately preceding such action.

6.6 Section 409A Compliance

It is intended that the Plan comply with the requirements of Code Section 409A, and the Plan shall be so administered and interpreted. Notwithstanding anything in this Plan to the contrary, the 409A transition relief opportunities adopted by Board Resolution dated December 8, 2005 are incorporated by reference into this Plan.

6.7 Section 16 Compliance

If the Administrator determines that, in order to comply with Section 16 of the Exchange Act, it is necessary for the Board rather than the Committee to take any action which the Plan authorizes the Committee to take, the Administrator shall request the Board to do so.

6.8 Construction

The masculine gender where appearing in the Plan shall be deemed to include the feminine gender. The singular shall be deemed to include the plural; and the plural the singular.

6.9 Interpretation

All statutory or regulatory references in this Plan shall include successor provisions.

6.10 Controlling Law

This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania conflict of laws rules, to the extent not preempted by federal law, which shall otherwise control.